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Exhibit 21

Boston Scientific Corporation and Subsidiaries
Dated February 15, 2006

Name of Company	Jurisdiction
Advanced Bionics Corporation	California
Advanced Bionics GmbH	Germany
Advanced Bionics Japan Company Ltd.	Japan
Advanced Bionics NV	Belgium
Advanced Bionics SARL	France
Advanced Bionics SL	Spain
Advanced Bionics UK Ltd.	England
Advanced Stent Technologies, Inc.	Delaware
AMS Medinvent S.A.	Switzerland
B.I.C. Insurance Company of Vermont, Inc.	Vermont
BSC Capital S.à r.l.	Luxembourg
BSC International Corporation	Delaware
BSC International Holding Limited	Ireland
BSC International Medical Trading (Shanghai) Co., Ltd.	China
BSC Medical (Shanghai) Consulting Co., Ltd. (in liquidation)	China
BSC Securities Corporation	Massachusetts
BSM Tip Gerecleri Limited Sirketi	Turkey
Boston Scientific (2001) Ltd.	Israel
Boston Scientific (Malaysia) Sdn. Bhd.	Malaysia
Boston Scientific (South Africa) (Proprietary) Limited	South Africa
Boston Scientific (Thailand) Ltd.	Thailand
Boston Scientific (UK) Limited	England
Boston Scientific (Zurich) GmbH	Switzerland
Boston Scientific AG	Switzerland
Boston Scientific Argentina S.A.	Argentina
Boston Scientific Asia Pacific Pte. Ltd.	Singapore
Boston Scientific B.V.	The Netherlands
Boston Scientific Benelux B.V.	The Netherlands
Boston Scientific Benelux NV	Belgium
Boston Scientific Bulgaria EOOD	Bulgaria
Boston Scientific Capital Japan Nin-I Kumiai	Japan
Boston Scientific Capital (UK)	England
Boston Scientific Ceska republika s.r.o.	Czech Republic
Boston Scientific Colombia Limitada	Colombia
Boston Scientific Cork Limited	Ireland
Boston Scientific Corporation Northwest Technology Center, Inc.	Washington
Boston Scientific Danmark ApS	Denmark
Boston Scientific del Caribe, Inc.	Puerto Rico
Boston Scientific Distribution Company	Ireland
Boston Scientific Distribution Ireland Limited	Ireland
Boston Scientific Eastern Europe B.V.	The Netherlands
Boston Scientific Europe S.P.R.L.	Belgium
Boston Scientific Far East B.V.	The Netherlands
Boston Scientific Foundation, Inc.	Massachusetts
Boston Scientific Funding Corporation	Delaware
Boston Scientific Ges.m.b.H.	Austria
Boston Scientific Glens Falls Corp.	Delaware

Boston Scientific Hellas S.A.—Minimally Invasive Medical Instruments	Greece
Boston Scientific Holland B.V.	The Netherlands
Boston Scientific Hong Kong Limited	Hong Kong
Boston Scientific Hungary Trading Limited Liability Company	Hungary
Boston Scientific Ibérica, S.A.	Spain
Boston Scientific International B.V.)	The Netherlands
Boston Scientific International Distribution Limited	Ireland
Boston Scientific International Finance Limited	Ireland
Boston Scientific International Holding B.V.	The Netherlands
Boston Scientific International S.A.	France
Boston Scientific Ireland Limited	Ireland
Boston Scientific Israel Limited	Israel
Boston Scientific Japan K.K.	Japan
Boston Scientific Korea Co., Ltd.	Korea
Boston Scientific Latin America B.V.	The Netherlands
Boston Scientific Latin America B.V. (Chile) Limitada	Chile
Boston Scientific Lebanon SAL	Lebanon
Boston Scientific Limited	England
Boston Scientific Limited	Ireland
Boston Scientific Ltd.	Canada
Boston Scientific Medizintechnik GmbH	Germany
Boston Scientific Miami Corporation	Florida
Boston Scientific Middle East SAL (Off Shore)	Lebanon
Boston Scientific Mountain View Corp.	Delaware
Boston Scientific New Zealand Limited	New Zealand
Boston Scientific Norge AS	Norway
Boston Scientific Panama S.A.	Panama
Boston Scientific Philippines, Inc.	Philippines
Boston Scientific Polska Sp. z o.o.	Poland
Boston Scientific Pty. Ltd.	Australia
Boston Scientific S.A.	France
Boston Scientific S.p.A.	Italy
Boston Scientific S.à r.l.	Luxembourg
Boston Scientific Santa Rosa Corp.	California
Boston Scientific Scimed, Inc.	Minnesota
Boston Scientific Suomi Oy	Finland
Boston Scientific Sverige AB	Sweden
Boston Scientific TIP Gerecleri Limited (Turkey) Sirketi	Turkey
Boston Scientific Tullamore Limited	Ireland
Boston Scientific Uruguay S.A.	Uruguay
Boston Scientific Wayne Corporation	New Jersey
Boston Scientific de Costa Rica, S.R.L.	Costa Rica
Boston Scientific de Mexico, S.A. de C.V.	Mexico
Boston Scientific de Venezuela, C.A.	Venezuela
Boston Scientific do Brasil Ltda.	Brazil
Catheter Innovations, Inc.	Utah
Corvita Corporation	Florida
Corvita Europe S.A.	Belgium
CryoVascular Systems, Inc.	Delaware
Enteric Medical Technologies, Inc.	Delaware
EP Technologies, Inc.	Delaware
Forwich Limited	Ireland

Boston Scientific Technologie Zentrum GmbH	Germany
Iatriki Efzin S.A.	Greece
InterVentional Technologies Europe Limited	Ireland
Interventional Technologies Inc.	California
Medical Research Products A	California
Nilo Holding SA	Switzerland
Norse Ventures B.V.	The Netherlands
Precision Vascular Systems, Inc.	Utah
Rubicon Medical Corporation	Delaware
Rubicon Medical, Inc.	Utah
Schneider (Europe) GmbH	Switzerland
Schneider Belgium N.V.	Belgium
Schneider Puerto Rico	Delaware
Smart Therapeutics Inc.	Delaware
Stream Enterprises LLC	Delaware
Target Therapeutics, Inc.	Delaware

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  Exhibit 21